                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        The Randers Group Incorporated
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.


    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                         THE RANDERS GROUP INCORPORATED


                               _________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 30, 1996
                               _________________


TO THE SHAREHOLDERS OF THE RANDERS GROUP INCORPORATED:

         THE ANNUAL MEETING OF SHAREHOLDERS OF THE RANDERS GROUP INCORPORATED WILL BE HELD AT 10:00 A.M., LOCAL TIME, AT THE MUSKEGON HARBOR HOLIDAY INN, 939 THIRD STREET, MUSKEGON, MICHIGAN 49441, ON TUESDAY, APRIL 30, 1996, FOR THE FOLLOWING PURPOSES:

         1.      TO ELECT FOUR NOMINEES TO THE BOARD OF DIRECTORS OF THE
                 COMPANY;

         2. TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996;

         3. TO TRANSACT ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 8, 1996, WILL BE ENTITLED TO VOTE AT THIS MEETING OR ANY ADJOURNMENT THEREOF. INFORMATION RELATING TO THE MATTERS TO BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING IS SET FORTH IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

                                BY ORDER OF THE BOARD OF DIRECTORS,
                                THOMAS J. MCENHILL, SECRETARY



APRIL 10, 1996


                     If you do not expect to attend the
                     meeting in person, please vote on the
                     matters to be considered at the meeting
                     by completing the enclosed Proxy and
                     mailing it promptly in the enclosed
                     envelope.

                         The Randers Group Incorporated
                               570 Seminole Road
                         Norton Shores, Michigan  49444
                                 (616) 733-0036



                                Proxy Statement

                         General Information and Voting

         This Proxy Statement is furnished to shareholders of The Randers Group Incorporated ("The Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held April 30, 1996, at 10:00 a.m., local time, at the Muskegon Harbor Holiday Inn, 939 Third Street, Muskegon, Michigan 49441, or any adjournment thereof.

         If the accompanying proxy form is completed, signed, and returned to the Company prior to April 30, 1996, and not revoked, the shares represented thereby will be voted at the meeting in accordance with the directions given. Regarding the election of Directors to serve until the 1997 Annual Meetings, in voting by proxy, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, share owners may vote in favor of a proposal, against a proposal or may abstain from voting. Share owners should specify their choices on the enclosed form of proxy. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED IN FAVOR OF (FOR) EACH OF THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, or by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by presentation in person of a written revocation at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

         No rights of appraisal or similar rights of dissenters apply with respect to any matter to be acted upon at the meeting.

         The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 10, 1996. All expenses in connection with the solicitation of proxies will be borne by the Company.

                       SHAREHOLDERS ENTITLED TO VOTE AND
                             PRINCIPAL SHAREHOLDERS

         Shareholders of record at the close of business on March 8, 1996, will be entitled to vote at the Annual Meeting.

         The total number of shares outstanding and entitled to vote at the meeting as of March 8, 1996, consist of 14,115,682 shares of the Company's $.0001 par value Common Stock. Each share of Common Stock is entitled to one vote, and there is no cumulative voting. The presence in person or by proxy of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

         The following table sets forth, as of February 29, 1996, information regarding the beneficial ownership of the Company's common stock by each person known by the Company to own beneficially more than 5% of the Company's common stock, and for each of the Company's directors, and all directors and executive officers of the Company as a group:

                                                 Amount
                     Name and Address         and Nature of     Percent
                            of                  Beneficial        of
Title of Class       Beneficial Owner         Ownership (1)      Class
- ---------------   ----------------------      -------------     -------
CERTAIN BENEFICIAL OWNERS
- -------------------------

  Common Shares   Thermo Electron Corporation
                  101 First Avenue
                  Waltham, Massachusetts
                  02254                           1,680,000 (2)   11.6%

DIRECTORS AND EXECUTIVE OFFICERS
- --------------------------------

  Common Shares   Thomas R. Eurich                2,896,500       20.0%
                  1619 Brookwood
                  Muskegon, MI  49441

                  Michael J. Krivitzky            3,114,000       21.5%
                  1052 W. Randall
                  Muskegon, MI  49441

                  Thomas J. McEnhill              3,091,000       21.3%
                  454 Melody Lane
                  N. Muskegon, MI  49445

                  Bruce M. Bourdon                1,003,750 (3)    6.9%
                  5031 Lake Harbor
                  Muskegon, MI  49441


DIRECTORS AND EXECUTIVE OFFICERS
- --------------------------------

  Common Shares   All directors and
                  executive officers as
                  a group (5 persons)      10,189,350 (4)   70.3%

(1) For purposes of the foregoing table, a person shall be deemed to be the beneficial owner of shares of the Company's common stock if that person, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities; or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. Further, a person shall be deemed to be the beneficial owner of the Company's common stock if that person has the right to acquire beneficial ownership as set forth above within 60 days and as otherwise provided in Rule 13d-3(d) (1).

(2) Includes 420,000 shares owned by Thermo Power Corporation, a 52% owned subsidiary of Thermo Electron Corporation.

(3) Includes 300,000 shares which can be acquired within sixty days through the exercise of stock options.

(4) Includes 374,000 shares which can be acquired within sixty days through the exercise of stock options.

         The Company is not aware of any arrangements, including any pledge by any person, of the Company's common stock, the operation of which may at a subsequent date result in a change in control of the Company.

         There are no material proceedings to which any director, officer or affiliate of the Company, and owner of record or beneficiary of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of the subsidiaries or has a material interest adverse to the Company or any of the subsidiaries.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                             ELECTION OF DIRECTORS

         Four directors are to be elected to hold office until the Annual Meeting in 1997 or until their respective successors have been elected. All of the nominees were elected by the shareholders on April 25, 1995, to serve as Directors of the Company until the Annual Meeting of Shareholders in 1996.

         Should any one or more of these nominees become unable to serve for any reason, or for good cause, will not serve, which is not presently anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

Recommendation of the Board of Directors Concerning the Election of Directors

         The Board of Directors of the Company recommends a vote FOR the proposal to elect the four nominees listed below to hold office until the 1997 Annual Meeting of Shareholders and until a successor is elected and qualified. Proxies received by the Board of Directors will be so voted unless shareholders specify a contrary choice in their proxy.


                                             Principal Occupation,
                                              Directorship and/or
      Nominee              Age             Office with the Company
- ----------------------     ---        -----------------------------------
Thomas R. Eurich            49         Director and President of the
                                       Company since its inception
                                       in 1976.

Michael J. Krivitzky        50         Director, Senior Vice
                                       President, and Treasurer of
                                       the Company since its
                                       inception in 1976.

Thomas J. McEnhill          47         Director and Vice President
                                       of the Company since 1978 and
                                       Secretary since 1987.

Bruce M. Bourdon            42         Director since 1987 and Vice
                                       President of the Company
                                       since 1985.

         The Company does not have any standing audit, nominating or compensation committees of the Board of Directors. During the year ended December 31, 1995, the Board of Directors of the Company held two meetings. All directors were in attendance at each of the meetings.

                         RELATIONSHIPS AND TRANSACTIONS
                     BETWEEN THE COMPANY AND ITS DIRECTORS

     The Company has a development agreement with First Venture Associates Limited Partnership (FVALP), an entity owned by four of the Company's officers/directors. Under the terms of the agreement, the Company is to (1) provide its services to complete all engineering, architectural and project management work for all improvements to be erected on a parcel of land owned by FVALP, (2) assist in the management, financing and marketing of the development, and (3) shall lead, direct and manage the legal, real estate, financing, accounting and administration of the project on behalf of the developer. In exchange for its services, the Company is to receive design and project management fees not-to-exceed 10% of the total cost of the project and to share in 30% of the net development profits. The agreement terminates on the earlier of the completion and sale of the development or December 31, 1998.

         Other than interest earned on the notes receivable from FVALP, the Company has deferred recognizing revenues, costs and profits associated with FVALP until the Company has been reimbursed for all costs incurred. Amounts collected from FVALP are treated as a reduction of the accounts and notes receivable from FVALP.

         Transactions with the affiliate over the last three years have been as follows:

                                    1995         1994         1993
                                  --------     --------     --------
  Services provided              $  69,178    $ 327,095    $  93,663
  Advances made                     37,000       23,144       12,700
  Interest earned                   19,534       18,206       18,368
  Amounts collected               (161,528)    (100,000)    (589,022)

         In addition, the Company has $435,911 in notes receivable from FVALP which bear interest at the prime rate. The accrued interest receivable was $3,196 at December 31, 1995. Repayment terms are related to completion of the planned real estate development. The notes are collateralized by 1,480,000 shares of common stock of The Randers Group Incorporated that is collectively owned by the partners of FVALP and FVALP. Ownership of FVALP is composed of the following individuals:

                                                             Percent of
                               Directorship and/or Office    Ownership
          Name                     with the Registrant        in FVALP
- --------------------------     --------------------------    ----------
Thomas R. Eurich                Director and President            25%
Michael J. Krivitzky            Director, Senior Vice
                                  President and Treasurer         25%
Thomas J. McEnhill              Director, Vice President
                                  and Secretary                   25%
Bruce M. Bourdon                Director and Vice President       25%


                           COMPENSATION OF DIRECTORS
                             AND EXECUTIVE OFFICER

Summary Compensation Table

         The following table sets forth the compensation of the chief executive officer and the three most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries for the last three years:

                                                                             Securities
                                                                             Underlying
                                                              Other Annual    Options/
Name/Capacity Served          Year       Salary      Bonus    Compensation      SARs
- --------------------       ----------  ----------  ---------  ------------   -----------
Thomas R. Eurich              1995     $ 129,500   $   -      $    2,589          -
  Director and President      1994       120,000       -           1,997          -
                              1993       110,000       -           1,501          -

Michael J. Krivitzky          1995       129,500       -             940          -
  Director, Senior Vice       1994       120,000       -             908          -
  President and Treasurer     1993       110,000       -           1,026          -

Thomas J. McEnhill            1995       129,500       -           2,550          -
  Director, Vice President    1994       120,000       -           2,245          -
  and Secretary               1993       110,000       -           1,780          -

Bruce M. Bourdon              1995       129,500       -           2,342        150,000
  Director and Vice President 1994       120,000       -           4,691          -
                              1993       110,000       -           2,196        150,000


                     Option/SAR Grants in Last Fiscal Year

                                               % of Total
                                              Options/SARs
                       Number of Securities    Granted to    Exercise or
                        Underlying Options/   Employees in    Base Price     Expiration
Name                      SARs Granted         Fiscal Year    ($/share)         Date
- ----                   --------------------   -------------  -----------   -------------
Bruce M. Bourdon            150,000               86.2%       $.625(A)         October 25,
                                                                                  2003

     (A) This option replaces an option granted on October 26, 1993, to purchase 150,000 shares of the Company's $.0001 par common stock at $1.00 per share.

         401(k) Profit Sharing Plan

         The Company has a 401(k) profit sharing plan covering all employees who are 21 years of age and have one or more years of service with the Company. Eligible employees may contribute a portion of their compensation to the plan with a partial matching contribution by the Company as determined annually by the Board of Directors. Currently the Company matches 50% of an employee's contribution up to a maximum of $500. The plan also provides that the Company may make a profit sharing contribution if approved by the Board of Directors. Amounts contributed by the employees and the Company's contributions, are included in the preceding summary compensation table. A profit sharing contribution of $15,000 was approved for 1993. No profit sharing contribution was approved for 1995 or 1994.

Flexible Compensation Plan

         The Company has a flexible compensation plan which covers full time employees who have completed 90 days of service. Eligible employees may elect to reduce their compensation in exchange for which the Company will pay for certain health and/or dependent care benefits. Amounts by which employees have reduced their compensation in exchange for the benefit received are included as salary in the preceding summary compensation table.

Stock Option Plan

         The Company has a Stock Option Plan which provides for the grant of options to employees of the Company and its subsidiaries. The Plan, which is administered by a committee appointed by the Board of Directors, provides that options to purchase a total of 1,000,000 shares of the Company's $.0001 par value common stock may be granted to eligible employees. Each option agreement must specify the number of shares to which it applies, the option price, the time within which the option shares may be acquired, the manner of payment and the conditions that shall terminate the rights of the optionee. The terms of any option granted under the Plan must specify whether such option shall qualify as an incentive stock option under Section 422A of the Internal Revenue Code or shall be treated as non-statutory, non-tax qualified stock options.
The Plan provides that the Board of Directors, at its sole discretion, may modify, revise or terminate the Plan at any time, provided that it may not materially increase the benefits of participants or change the number of shares which may be issued under the Plan without the approval of a majority of the shareholders.

         There were no additional options granted during 1995, to any of the executive officers named in the summary compensation table. However, during 1995, options covering 174,000 shares were rewritten changing the exercise price to $.625 per share. The options were previously exercisable at $1.00 (150,000 shares) and $.75 (24,000 shares).

         The following table sets forth information concerning the year end value of unexercised stock options for all executive officers named in the summary compensation table who have unexercised stock options under the Company's plan.

                                                                  Value of
                                                                 Unexercised
                                                  Number of        In-The-
                           Shares                Unexercised    Money Options
                          Acquired                 Options       At Year End
                             on       Value     Exercisable/    Exercisable/
Name                      Exercise   Realized   Unexercisable   Unexercisable
- ----                      --------   --------   -------------   -------------
Bruce M. Bourdon             -          -       (A) 300,000      $   -0-

(A) Number of shares under option which could be exercised as of December 31, 1995.

Compensation of Directors

         No directors of the Company receive any compensation for their services as directors. The Company is not subject to any arrangements or agreements whereby it is required to provide compensation to its directors.

Employment Contracts and Termination of Employment and Change of Control Arrangement

         The Company does not have any long-term employment contracts with any executive officer.

         The Company has not entered into any compensation plan or arrangement with respect to any director or executive officer which will result in lump sum or installment payments of more than $60,000 upon the resignation, retirement or any other termination of such individual's employment with the Company or from a change in control of the Company or a change in the individual's responsibilities following a change in control.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

Subject to the approval by the stockholders, the Board of Directors has selected the firm of BDO Seidman, LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1996. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                 THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR"
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS


                                 OTHER MATTERS

The Board of Directors knows of no other business which will be present at the Annual Meeting other than as explained herein. However, if any other matters properly come before the meeting, the persons named in the enclosed Proxy will take action, and vote Proxies, in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal offices not later than November 30, 1996, for inclusion in the Proxy Statement for that Meeting.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, BY WRITING TO THE RANDERS GROUP INCORPORATED, INVESTOR RELATIONS, 570 SEMINOLE ROAD, NORTON SHORES, MI 49444.

                                        By Order of the Board of Directors,


                                        Thomas J. McEnhill, Secretary

                                        THE RANDERS GROUP INCORPORATED
                                        ANNUAL MEETING OF SHAREHOLDERS
                                                  TO BE HELD
                                                 APRIL 30, 1996
                                        If you do not expect to attend the
                                        meeting in person, please vote on the
                                        matters to be considered at the meeting
                                        by completing the reverse side of this
                                        Proxy and mailing it promptly in the
                                        enclosed envelope.

                                                The Randers Group Incorporated




VOTING INSTRUCTIONS - Mark your vote (For, Against, or Abstain) in the box at the right of each proposal.
If this proxy form is signed and dated, but no specific voting instructions are indicated, the shares will be voted for all proposals.
DIRECTORS RECOMMENDATION - The Board of Directors recommend a vote for Proposals 1, 2, and 3.

PROPOSAL 1 - Election of Nominees to the Board of Directors     For Against Abstain
                                Bruce M. Bourdon                / /   / /     / /
                                Thomas R. Eurich                / /   / /     / /
                                Michael J. Krivitzky            / /   / /     / /
                                Thomas J. McEnhill              / /   / /     / /
PROPOSAL 2 - Appointment of BDO Seidman as Independent Auditors / /   / /     / /
PROPOSAL 3 - Other Business which may come before the meeting   / /   / /     / /

IMPORTANT: SIGN AND DATE THE COMPLETED FORM BELOW. FAILURE TO DO SO WILL RESULT IN YOUR VOTE BEING DECLARED INVALID.

- -----------------------------------------   ------------------
                Signature                          Date

- -----------------------------------------
        Signature if held jointly